FOR IMMEDIATE RELEASE Contact: Barbara K. Hembree

APRIL 17, 2006 317.465.0445

bhembree@fhlbi.com

Federal Home Loan Bank of Indianapolis Announces First Quarter Dividend

The board of directors of the FHLBI declared a dividend on B-1 stock at a rate of 5.0%. Additionally, B-2 stock will be paid 4.0%. We are also pleased to announce that our registration statement with the Securities and Exchange Commission became effective on Friday, April 14.

The dividend on both B-1 and B-2 stock will be paid in cash out of the FHLBI's current earnings. The board of directors' decision to pay this dividend in cash was based on overall capital planning considerations. Continued and expanded use of our products will generate earnings that are returned to our members in the form of dividends.

The dividend covers the 90-day period commencing on December 31, 2005, and will be paid on April 21, 2006.

Safe Harbor Statement

This document contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance, which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically reports on Form 10-K and Form 10-Q including risk factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov.

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The Federal Home Loan Bank of Indianapolis is one of 12 regional banks that make up the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for insured financial institutions, such as commercial banks, savings institutions and credit unions. FHLBanks are privately capitalized and funded, and receive no Congressional appropriations. The FHLBI promotes Building Partnerships, Serving Communities by serving as a wholesale source of funds for chartered financial institutions throughout Indiana and Michigan. For more information about the FHLBI, visit www.fhlbi.com.